U.S. WIRELESS DATA, INC.

     SUBSCRIPTION AGREEMENT made as of this ____ day of _____________, 2000 between U.S. Wireless Data, Inc., a corporation organized under the laws of the State of Colorado with offices at 2200 Powell Street, Suite 800, Emeryville, California 94608 (the "Company"), and the undersigned (the "Subscriber").

     WHEREAS, the Company desires to issue a maximum of 250 units ("Units") in a private placement (the "Offering"), each Unit consisting of: (i) 10,000 shares of Series C Convertible Preferred Stock (the "Preferred Shares"), each Preferred Share convertible into shares of the Company's common stock, no par value (the "Common Stock") as described in the Confidential Private Placement Memorandum (the "Memorandum") and the Articles of Amendment to the Articles of Incorporation including the Designation of Series C Convertible Preferred Stock; and (ii) seven-year warrants (the "Warrants") to purchase a minimum of 100,000 shares of Common Stock, pursuant to the form of a Warrant Agreement, on the terms and conditions hereinafter set forth; and

     WHEREAS, the Subscriber desires to acquire the number of Units set forth on the signature page hereof.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     I.  SUBSCRIPTION  FOR  UNITS  AND   REPRESENTATIONS  BY  AND  COVENANTS  OF
         SUBSCRIBER

          1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units as is set forth upon the signature page hereof at a price equal to $100,000 per Unit and the Company agrees to sell such Units to the Subscriber for said purchase price, subject to the Company's right to sell to the Subscriber such lesser number of Units as the Company may, in its sole discretion, deem necessary or desirable. The purchase price is payable by certified or bank check made payable to "American Stock Transfer & Trust Company, as escrow agent for U.S. Wireless Data, Inc." or by wire transfer of funds, contemporaneously with the execution and delivery of this Subscription Agreement. This Agreement shall not be binding on the Company until it is accepted by the Subscriber's offer in writing. The Preferred Shares and Warrants will be delivered by the Company within 10 days following the consummation of this offering as set forth in Article III hereof.

          1.2 The Subscriber recognizes that the purchase of Units involves a high degree of risk in that (i) the Company has incurred substantial losses from operations; (ii) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (iii) an investment in the Units is illiquid; and (iv) transferability of the securities comprising the Units is extremely limited, as well as other risk factors as more fully set forth in the Memorandum.

          1.3 The Subscriber represents and warrants that it is an "accredited investor" as such term in defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act"), as indicated by its responses to the confidential investor questionnaire (the "Questionnaire"), and that it is able to bear the economic risk of an investment in the Units. The Subscriber further represents and warrants that the information furnished in the Investor Questionnaire is accurate and complete in all material respects.

          1.4 The Subscriber represents and warrants that the Subscriber did not learn of the Offering directly or indirectly through any general solicitation or advertising, including, but not limited to, learning of the Company or the Offering as a result of viewing any press releases or similar types of publicly available information which directly or indirectly resulted in the subscriber subscribing for Units in the Offering. The Subscriber further understands that the Company is relying, in part, on this representation to ensure compliance with the federal securities laws.

          1.5  The  Subscriber   acknowledges   that  it  has  prior  investment
experience, including investment in non-listed and non-registered securities and that it recognizes the highly speculative nature of this investment.

          1.6 The Subscriber acknowledges receipt and careful review of the Memorandum and all other documents furnished in connection with this transaction (collectively, the "Offering Documents") and hereby represents that it has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested or desires to know; and that such information and documents have, in its opinion, afforded the Subscriber all of the same information that would be provided him in a registration statement filed under the Act; that it has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Offering, and any additional information which it had requested. The Subscriber represents and warrants that it is relying solely on the information contained in the Memorandum and obtained through its own due diligence.

          1.7 The Subscriber acknowledges that this offering of Units may involve tax consequences and that the contents of the Memorandum do not contain tax advice or information. The Subscriber acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Units.

          1.8 The Subscriber acknowledges that the Units are being offered and sold in reliance upon the exemption from registration provided by Section 4(2) of the Act and provisions of Regulation D of the Act, and the Offering has not been reviewed by the United States Securities and Exchange Commission ("SEC"). The Subscriber represents that the Preferred Shares and Warrants comprising its Units are being purchased for its own account, for investment and not for distribution or resale to others. The Subscriber agrees that it will not sell or otherwise transfer the Preferred Shares or the Warrants unless they are registered under the Act or unless an exemption from such registration is available.

          1.9 The Subscriber understands that, except for the Common Stock, there is no public market for the Company's securities. The Subscriber understands that Rule 144 (the "Rule") promulgated under the Act requires, among other conditions, a one year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Act. The Subscriber understands that the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the securities comprising the Units under the Act, with the exception of certain registration rights set forth in Article IV herein. The Subscriber agrees that the Company may, if it desires, permit the transfer of the Preferred Shares, the shares of Common Stock issuable upon conversion of the Preferred Shares (the "Conversion Shares"), the Warrants or the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") (collectively, the "Securities") out of its name only when its request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Act or any applicable state "blue sky" laws (collectively "Securities Laws").

          1.10 The Subscriber hereby agrees that, without the prior written consent of Commonwealth Associates, L.P. (the "Placement Agent"), it will not sell, transfer or otherwise dispose of the Securities for one year after the final closing of the Offering and thereafter will not dispose of more than 25% of the Securities on a cumulative basis during each subsequent 90 day period thereafter (the "Lock-Up Period"); provided, however, that if the Company undertakes any public offering within the first 12 months of the Lock-Up Period, the Subscriber will not sell, transfer or otherwise dispose of the Securities for such period of time after the closing of such offering (not to exceed six months) as the managing underwriter or placement agent may request in writing and the Placement Agent may agree to. This restriction on transfer will apply to any securities issued in exchange for the Securities in any merger.

          1.11 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities stating that they have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale thereof, and to the issuance of stop transfer instructions with respect thereto.

          1.12 The Subscriber acknowledges that if it is a Registered Representative of an NASD member firm, it must give such firm the notice required by the NASD's Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

          1.13 If the undersigned Subscriber is a partnership, corporation, trust or other entity, such partnership, corporation, trust or other entity further represents and warrants that: (i) it was not formed for the purpose of investing in the Company; (ii) it is authorized and otherwise duly qualified to purchase and hold the Units; and (iii) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

          1.14 The Subscriber hereby represents that the address of Subscriber furnished by him at the end of this Subscription Agreement is the undersigned's principal residence if it is an individual or its principal business address if it is a corporation or other entity.

          1.15 The Subscriber hereby represents that, except as set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, including the Placement Agent, and in entering into this transaction, the Subscriber is not relying on any information, other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

          1.16 The Subscriber acknowledges that at such time as the Reserved Shares (as defined below) are registered, sales of such securities will be subject to state securities laws, including those of states which may require any securities sold therein to be sold through a registered broker-dealer or in reliance upon an exemption from registration.

          1.17 The Subscriber acknowledges that there is no minimum number of Units that must be sold in the Offering and that the Maximum Offering may be increased by up to 250 Units ($25,000,000) without notice to Subscribers.

          1.18 The Subscriber acknowledges that the Placement Agent and a committee to be designated by the Placement Agent whose members hold in the aggregate not less than 20% of the outstanding Preferred Shares or Warrants (the "Committee") may consent to any amendments, modifications or waivers with respect to the Preferred Shares or Warrants, thereby binding the Subscriber to any such amendment, modification or waiver; provided, however, that no such amendment, modification or waiver which would decrease the number of Conversion Shares issuable upon the conversion of the Preferred Shares, or increase the Conversion Price therefor (other than as a result of the waiver or modification of any anti-dilution provisions) may be made without the approval of the holders of at least 50% of the outstanding Preferred Shares. The Subscriber hereby authorizes the Placement Agent and the Committee to act on the Subscriber's behalf and grants the Placement Agent and the Committee an irrevocable proxy to vote for any amendment or waiver to the Articles of Amendment to the Company's Articles of Incorporation to effect the foregoing. The Subscriber agrees that neither the Placement Agent nor any of its directors, officers, employees or agents nor the Committee or any of its members shall be liable to any Subscriber for any action taken or omitted to be taken by it in connection therewith, except for willful misconduct or gross negligence. The Subscriber acknowledges that one or more members of the Committee may be affiliated with the Placement Agent. Any transferee of the Preferred Shares or Warrants shall agree to be bound by this Section 1.18.

          1.19 The Subscriber agrees that unless written instructions from a majority of the holders of the Preferred Shares is received instructing otherwise, the Placement Agent will act on behalf of the holders of the Preferred Shares in appointing and removing directors representing the Preferred Shares.

          1.20 The Subscriber acknowledges that the Company does not have sufficient authorized shares of Common Stock to permit conversion of the Preferred Shares or exercise of the Warrants. As a result, the Subscriber agrees that it may not convert the Preferred Shares or exercise the Warrants until such time the Company has sufficient authorized shares of Common Stock to permit conversion or exercise of all the Preferred Shares and Warrants and that the inability to convert the Preferred Shares or exercise the Warrants will deprive the Subscriber of the value of the Preferred Shares or Warrants.

     II. REPRESENTATIONS BY THE COMPANY

          2.1 The Company represents and warrants to the Subscriber that prior to the consummation of this Offering and at the Termination Date:

               (a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Colorado and has the corporate power to conduct the business which it conducts and proposes to conduct.

               (b) The execution, delivery and performance of this Subscription Agreement by the Company will have been duly approved by the Board of Directors of the Company and all other actions required to authorize and effect the offer and sale of the Units and the securities contained therein will have been duly taken and approved.

               (c) The Preferred Shares and Warrants have been duly and validly authorized and when issued and paid for in accordance with the terms hereof, will be duly and validly issued and fully paid and non-assessable.

               (d) The Company has, to the best of its knowledge, obtained, or is in the process of obtaining, all licenses, permits and other governmental authorizations necessary to the conduct of its business; such licenses, permits and other governmental authorizations obtained are in full force and effect; and the Company is in all material respects complying therewith; except where such failure to obtain such licenses, permits and other governmental authorizations necessary to the conduct of its business would not have a material adverse effect on the Company's business or financial condition.

               (e) The Company knows of no pending or threatened legal or governmental proceedings to which the Company is a party which could materially adversely affect the business, property, financial condition or operations of the Company.

               (f)  The  financial   information  contained  in  the  Memorandum
presents fairly the financial condition of the Company as of the dates and for the periods indicated.

     III. TERMS OF SUBSCRIPTION

          3.1 The subscription period will begin as of February 14, 2000 and will terminate at 11:59 PM Eastern time on March 31, 2000, unless extended by the Company and the Placement Agent for up to an additional 30 days (the
"Termination Date"). Such extension may be effected without notice to the Subscribers. All of the Units will be offered on a "best efforts" basis.

          3.2 As compensation for its services, the Placement Agent will receive: (i) a commission equal to 7% of the aggregate purchase price of the Units sold; (ii) a structuring fee equal to 3% of the aggregate purchase price of the Units sold; (iii) reimbursement of up to $150,000 of accountable expenses (including expenses incurred in connection with the Bridge Financing); and (iv) seven-year warrants (the "Agent's Warrants") to purchase 25% of the Units to be issued to investors, at the same price as paid by such investors. The Company shall also pay all expenses in connection with the qualification of the Units under the Securities Laws of the states which the Placement Agent shall designate, including legal fees and filing fees.

          3.3 Pending the sale of the Units, all funds paid hereunder shall be deposited by the Company in escrow with American Stock Transfer & Trust Company.

          3.4 The Subscriber hereby authorizes and directs the Company to deliver certificates representing the securities to be issued to such Subscriber pursuant to this Subscription Agreement either (a) to the residential or business address indicated in the Questionnaire or (b) directly to the Subscriber's account maintained with the Placement Agent, if any.

          3.5 The Subscriber hereby authorizes and directs the Company to return any funds for unaccepted subscriptions to the same account from which the funds were drawn, including any customer account maintained with the Placement Agent.

          3.6 If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the securities comprising the Units. Such Subscriber's subscription and payment for, and its continued beneficial ownership of the Units, will not violate any applicable securities or other laws of the Subscriber's jurisdiction.

     IV. REGISTRATION

          4.1 Registration. The Company agrees to file a registration statement under the 1933 Act, which shall include the Conversion Shares and the Warrant Shares (collectively, the "Reserved Shares") on Form SB-2 or another available form within nine months of the final closing of the Offering and shall use its reasonable best efforts to have such registration statement declared effective as soon as practicable thereafter.

          4.2 Registration Procedures. The Company will:

               (a) prepare and file with the SEC a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become and remain effective;

               (b) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective;

               (c) furnish to the holders (the "Holders") participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

               (d) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as the Holders may reasonably request in writing within 20 days following the original filing of such registration statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

               (e) notify the Holders, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

               (f) notify the Holders promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

               (g) prepare and file with the SEC, promptly upon the request of any Holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such Holders (and concurred in by counsel for the Company), is required under the Act or the rules and regulations thereunder in connection with the distribution of Common Stock by such Holders;

               (h) prepare and promptly file with the SEC and promptly notify such Holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

               (i) advise the Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     The Holders shall cooperate with the Company in providing the information necessary to effect the registration of their Reserved Shares, including completion of customary questionnaires. Failure by any Holder to cooperate in providing information necessary to effect such registration shall result in such Holder's securities being ineligible for inclusion in such registration statement.

          4.3 Expenses.

               (a) With respect to the registration required pursuant to Section
4.1 hereof, all fees, costs and expenses of and incidental to such registration, inclusion and public offering (as specified in paragraph (b) below) in connection therewith shall be borne by the Company, provided, however, that the Holders shall bear their pro rata share of the underwriting discount and commissions and transfer taxes and the cost of their own counsel.

               (b) The fees, costs and expenses of registration to be borne by the Company as provided in paragraph (a) above shall include, without limitation, all registration, filing, and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified (except as provided in 4.3(a) above). Fees and disbursements of counsel and accountants for the Holders and any other expenses incurred by the Holders not expressly included above shall be borne by the Holders.

          4.4 Indemnification.

               (a) The Company will indemnify and hold harmless each Holder of Reserved Shares which are included in a registration statement pursuant to the provisions of Section 4.1 hereof, its directors and officers, and any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or such underwriter within the meaning of the Act, from and against, and will reimburse such Holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such Holder or any such underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by or on behalf of such Holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

               (b) Each Holder of Reserved Shares included in a registration pursuant to the provisions of Section 4.1 hereof will indemnify and hold harmless the Company, its directors and officers, any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such Holder specifically for use in the preparation thereof, or if the Holder sells after receiving a notice as contemplated by Section 4.1(h) or (i) hereof.

               (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 4.4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, provided, however, if counsel for the indemnifying party concludes that a single counsel cannot under applicable legal and ethical considerations, represent both the indemnifying party and the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has, in its sole discretion, authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

     V. MISCELLANEOUS

          5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office 2200 Powell Street, Suite 800, Emeryville, California 94608, Attention: Chief Executive Officer and to the Subscriber at its address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address and notices sent from outside the continental United States, which shall be deemed to have been given when received.

          5.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

          5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

          5.4 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York without regard to such states laws regarding conflicts of laws. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription

Agreement shall be adjudicated before a court located in New York City and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the other.

          5.5 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other subscribers and to add and/or to delete other persons as subscribers.

          5.6 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

          5.7 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

          5.8 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

          5.9 Words that denote any gender are deemed to include the other gender and words that denote a natural person are deemed to include an artificial person. The singular is deemed to include plural and vice versa.

     VI. BLUE SKY LEGENDS

          California. The sale of securities which are the subject of this agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration for such securities prior to such qualification is unlawful, unless the sale of securities is exempt from qualification by Section 25100, 25102 or 25105 of the California Corporations Code. The rights of all parties to this agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

          Connecticut. The undersigned acknowledges that the Securities have not been registered under the Connecticut Uniform Securities Act, as amended (the "Connecticut Act") and are subject to restrictions on transferability and sale of securities as set forth herein. The undersigned hereby agrees that such Securities will not be transferred or sold without registration under the Connecticut Act or exemption therefrom.

          Pennsylvania. The undersigned hereby acknowledges that the Issuer is relying upon the exemption from registration of securities set forth in Section 203(d) of the Pennsylvania Securities Act of 1972, as amended (the "Pennsylvania Act") in connection with the sale of the Securities to the undersigned.

          In  accordance  with  the   requirements  of  Section  203(d)  of  the
Pennsylvania Act, the undersigned hereby agrees not to sell its Securities within twelve (12) months from the date of purchase except pursuant to Section
204.01 of the Blue Sky Regulations of the Pennsylvania Securities Act of 1972. Additionally, the undersigned is aware of the right of withdrawal under Section 207(m) of the Act described in the cover pages of the Memorandum.

          Texas. The undersigned hereby acknowledges that the Securities cannot be sold unless they are subsequently registered under the Act, and the Texas Securities Act, or an exemption from registration is available. The undersigned further acknowledges that because the Securities are not readily transferable, it must bear the economic risk of its investment for an indefinite period of time.

     IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.


------------------------------               -----------------------------------
Signature of Subscriber                      Signature of Co-Subscriber

------------------------------               -----------------------------------
Name of Subscriber                           Name of Subscriber
(please print)                               (please print)

------------------------------               -----------------------------------
Address of Subscriber                        Address of Co-Subscriber

------------------------------               -----------------------------------
Social Security or Taxpayer                  Social Security or Taxpayer
Identification Number of Subscriber          Identification Number of Subscriber

------------------------------
Subscriber's Account Number
at Commonwealth Associates, L.P.

--------------------------------
Dollar Amount of Units Subscribed For


*If Subscriber is a Registered Representative with an NASD member firm, have the following acknowledgment signed by the appropriate party:

The undersigned NASD member firm              Subscription Accepted:
acknowledges receipt of the notice required
by Rule 3050 of the NASD Conduct Rules.       U.S. WIRELESS DATA, INC.

                                              By:
--------------------------------------            ------------------------------
Name of NASD Member Firm                      Name:
                                                    ----------------------------
                                              Title:
By:  ---------------------------------              ----------------------------
     Authorized Officer
                                              ----------------------------------
                                              Dollar Amount of Unit Subscription
                                              Accepted